Exhibit 10.3

AMENDMENT TO MASTER REPURCHASE AGREEMENT

AMENDMENT TO MASTER REPURCHASE AGREEMENT, dated as of May 15, 2009 (this “Amendment”), to that certain Master Repurchase Agreement, dated as of July 20, 2007 (together with Annex I thereto (the (“Existing Annex”), as both are amended, restated, supplemented or otherwise modified and in effect prior to the date hereof, the “Existing Repurchase Agreement,” and as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”), by and among Anthracite Capital BOFA Funding LLC, a limited liability company organized under the laws of Delaware (“Seller”), as seller, Bank of America, N.A. (“BANA”), as a buyer (in such capacity, a “Buyer”), Banc of America Mortgage Capital Corporation (“BAMCC”), as a buyer (in such capacity, a “Buyer” and together with BANA, the “Buyers”) and BANA, as buyer agent (in such capacity, the “Buyer Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings specified therefor in the Repurchase Agreement.

RECITALS

WHEREAS, the Seller, the Buyers and the Buyer Agent are parties to the Existing Repurchase Agreement;

WHEREAS, AHR Capital BOFA Limited (and together with the other borrowers party to the Credit Agreement from time to time, the “Borrowers”), as borrower, Anthracite Capital, Inc. (“Sponsor”), as borrower agent (in such capacity, the “Borrower Agent”, and BANA, as lender (in such capacity the “Lender”; the Lender, the Buyers, and the Buyer Agent, collectively, the “BOA Parties”) have agreed to amend that certain Credit Agreement, dated as of March 17, 2006 (as amended, restated, supplemented or otherwise modified and in effect prior to the date hereof, the “Existing Credit Agreement”) by entering into that certain Omnibus Amendment to Credit Agreement and Custodial and Payment Application Agreement, dated as of the date hereof (the “BOA CA Amendment”; the Existing Credit Agreement, as amended by the BOA CA Amendment, the “Credit Agreement”);

WHEREAS, Deutsche Bank AG, Cayman Islands Branch (“Deutsche Bank”) as buyer, Anthracite Funding, LLC, as seller (“AHR-DB Delaware Seller”), and AHR Capital DB Limited, as seller (“AHR-DB Irish Seller”; together with AHR-DB Delaware Seller, collectively, “AHR-DB Seller”) have agreed to amend that certain Master Repurchase Agreement, dated as of December 23, 2004 (the “Existing DB Repurchase Agreement”), by entering into that certain Amendment No. 4 to the Master Repurchase Agreement, dated as of the date hereof (the “DB Restructuring Amendment”; the Existing DB Repurchase Agreement, as amended by the DB Restructuring Amendment and as further amended, restated, supplemented, or otherwise modified from time to time, the “DB Repurchase Agreement”);

WHEREAS, Morgan Stanley Mortgage Servicing Limited, as security trustee under the MS Loan Agreement (defined below) (“MS Servicing”) and Morgan Stanley Principal Funding, Inc., as agent and lender under the MS Loan Agreement (Morgan Stanley Principal Funding, Inc. and together with MS Servicing, collectively, “Morgan Stanley”; Morgan Stanley together with Deutsche Bank and the BOA Parties, collectively, the “Secured Creditors”), as lenders, and AHR Capital MS Limited, as borrower (“AHR-MS Borrower”; and AHR-MS Borrower, together with the Sponsor, Seller, the Borrowers, the Borrower Agent and AHR-DB Seller, the “Anthracite Parties”), have agreed to amend and restate the Third Amended and Restated Multicurrency Facility Agreement, dated as of December 31, 2008, by entering into the Fourth Amended and Restated Multicurrency Facility Agreement, dated as of the date hereof (as amended, restated, supplemented, or otherwise modified from time to time, the “MS Loan Agreement”; the MS Loan Agreement, together with the DB Repurchase Agreement, the Repurchase Agreement and the Credit Agreement, the “Senior Secured Facilities”);

WHEREAS, the Sponsor has guaranteed the obligations of (i) the Borrowers under the Credit Agreement, (ii) the Seller under the Repurchase Agreement, (iii) the AHR-DB Sellers under the DB Repurchase Agreement and (iv) the AHR-MS Borrower under the MS Loan Agreement to the applicable Secured Creditors;

WHEREAS, AHR Capital Limited (“AHR Ireland”) is wholly-owned subsidiary of the Sponsor;

WHEREAS, the Secured Creditors have appointed Bank of America, N.A. as collateral agent (in such capacity and together with any successor collateral agent appointed pursuant to the Collateral Agency Agreement, the “Collateral Agent”) pursuant to the Collateral Agency Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agency Agreement”), among the Secured Creditors, the Anthracite Parties and the Collateral Agent;

WHEREAS, as a condition to the effectiveness of this Amendment, the BOA CA Amendment, the DB Amendment and the MS Loan Agreement, the Anthracite Parties have agreed to grant to each Secured Creditor subordinated second priority liens on all Primary Interests (as defined below) securing the obligations to the other Secured Creditors under the other Senior Secured Facilities;

WHEREAS, the Secured Creditors and the Collateral Agent have entered into the Intercreditor Agreement, dated as of the date hereof (the “Intercreditor Agreement”), to set forth the relative rights of the Secured Creditors in the Primary Interests;

WHEREAS, as a condition to effectiveness of this Amendment, the BOA CA Amendment, the DB Amendment and the MS Loan Agreement, Anthracite Secured Interest LLC (“SPE Holdco”, and together with AHR Ireland, the “New Entities”; the New Entities together with the Anthracite Parties, the “Loan Parties”), a wholly-owned subsidiary of the Sponsor, has agreed to provide the Collateral Agent, for the benefit of the Secured Creditors, with a security interest in all of its assets (the “Additional Collateral”), which securities interest constitutes a “securities contract” as contemplated by Section 741(7)(A)(xi) of the Bankruptcy Code as a security agreement or arrangement or other credit enhancement related to any agreement or transaction referred to in Section 741(7)(A) of the Bankruptcy Code;

WHEREAS, the Anthracite Parties, SPE Holdco and the Secured Creditors have agreed to the distribution of the proceeds of the Additional Collateral by the Collateral Agent pursuant to the terms of the Custodial and Account Control Agreement, dated as of the date hereof, between the Collateral Agent, SPE Holdco, Bank of America, N.A., in its capacity as custodian thereunder and any additional pledgors from time to time party thereto (the “Custodial and Account Control Agreement”); and

WHEREAS, the Sponsor will cause all distributions received by the Sponsor from the AHR Ireland to be deposited in the Cash Management Account (as defined in the Custodial and Account Control Agreement) and applied pursuant to the Custodial and Account Control Agreement;

WHEREAS, the Buyers and the Buyer Agent have agreed, subject to the terms and conditions hereof, that the Existing Repurchase Agreement shall be amended as set forth in this Amendment;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to Section 1 of the Annex (Additional and Substitute Definitions).

(a) Section 1 of the Existing Annex is hereby amended by deleting the definitions of “Buyer’s Asset Margin Amount”, “Buyer’s Portfolio Margin Amount”, “CF Sweep Event” and “Unfunded Margin Amount” in their entirety.

(b) Section 2 of the Existing Annex is hereby amended by deleting the definition of “Affiliate” in its entirety and inserting in lieu thereof the following:

““Affiliate” shall mean, in respect of any specified Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. For the purposes of this definition, “Control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative thereto; provided, that any Person which owns directly or indirectly 25% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 25% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) shall be deemed to control such corporation or other Person. Notwithstanding the forgoing, for all purposes hereunder, neither BlackRock Financial Management, Sponsor nor any direct or indirect Subsidiary thereof shall be an “Affiliate” of Bank of America Corporation or any of its Subsidiaries (except BlackRock Financial Management, Sponsor or any such direct or indirect Subsidiary thereof).”

(c) Section 2 of the Existing Annex is hereby amended by deleting the definition of “Applicable Spread” in its entirety and inserting in lieu thereof the following:

““Applicable Spread” shall mean, with respect to a Transaction, (i) during the period from the Restructuring Amendment Effective Date until the Extension Effectiveness Date, a rate per annum equal to 3.50% and (ii) thereafter, a rate per annum equal to 4.00%; provided that, the then-applicable Applicable Margin shall be increased by a rate per annum equal to 3.00% commencing as of the date an Event of Default has occurred and so long as such Event of Default is continuing.”

(d) Section 2 of the Existing Annex is hereby amended by deleting the definition of “Collection Period” in its entirety and inserting in lieu thereof the following:

““Collection Period” shall mean the period from (and including) a Remittance Date to (but excluding) the next Remittance Date.”

(e) Section 2 of the Existing Annex is hereby amended by deleting the definition of “Credit Agreement” in its entirety and inserting in lieu thereof the following:

““Credit Agreement” shall mean that certain Credit Agreement, dated as of July 20, 2007, by and among Anthracite Capital, Inc. as borrower agent, AHR as a borrower, each of the borrowers from time to time party thereto and the Lender, as amended prior to the Restructuring Amendment Effective Date, as further amended by that certain Omnibus Amendment to Credit Agreement and Custodial and Payment Applications Agreement, dated as of the Restructuring Amendment Effective Date, and as further amended, restated, supplemented, or otherwise modified from time to time.”

(f) Section 2 of the Existing Annex is hereby amended by deleting the proviso in its entirety from the definition of “Eligible Loans”.

(g) Section 2 of the Existing Annex is hereby amended by deleting the definition of “Guaranty” in its entirety and inserting in lieu thereof the following:

““Guaranty” shall mean that certain Second Amended and Restated Guaranty, dated as of May 15, 2009, from the Sponsor to the Buyer Agent, for the benefit of the Buyers, as the same may be amended, restated, supplemented or otherwise modified from time to time.”

(h) Section 2 of the Existing Annex is hereby amended by deleting the definition of “Material Adverse Change” in its entirety and inserting in lieu thereof the following:

““Material Adverse Change” shall mean a material adverse change on (a) any of the Property, business, operations or financial condition of (i) Sponsor and its consolidated Subsidiaries, taken as a whole, or (ii) Seller, (b) the ability of Sponsor or Seller to perform its obligations under any of the Transaction Documents to which it is a party, (c) the validity or enforceability of any of the Transaction Documents or (d) the rights and remedies of the Buyer under any of the Transaction Documents.”

(i) Section 2 of the Existing Annex is hereby amended by deleting the definition of “Purchased Loans” in its entirety and inserting in lieu thereof the following:

““Purchased Loans” shall mean (a) with respect to any Transaction, the loans (i) that are transferred or purported to be transferred by Seller to the applicable Buyer in such Transaction until such loans are transferred to Seller by the applicable Buyer pursuant to this Agreement or (ii) subject to such Transaction over which a lien has been granted to the Buyer Agent, for the benefit of the Buyers, pursuant to this Agreement and (b) with respect to the Transactions in general, all loans (i) that are transferred or purported to be transferred by Seller to the applicable Buyer until such loans are transferred to Seller by the applicable Buyer pursuant to this Agreement or (ii) over which a lien has been granted to the Buyer Agent, for the benefit of the Buyers, pursuant to this Agreement.”

(j) Section 2 of the Existing Annex is hereby amended by deleting the definition of “Purchased Securities” in its entirety and inserting in lieu thereof the following:

““Purchased Securities” shall mean, (a) with respect to any Transaction, the real estate structured finance products (other than loans) (i) that are transferred or purported to be transferred by Seller to the applicable Buyer in such Transaction until such real estate structured finance products are transferred to Seller by the applicable Buyer pursuant to this Agreement or (ii) subject to such Transaction over which a lien has been granted to the Buyer Agent, for the benefit of the Buyers, pursuant to this Agreement and (b) with respect to the Transactions in general, all real estate structured finance products (other than loans) (i) that are transferred or purported to be transferred by Seller to the applicable Buyer until such real estate structured finance products are transferred to Seller by the applicable Buyer pursuant to this Agreement or (ii) over which a lien has been granted to the Buyer Agent, for the benefit of the Buyers, pursuant to this Agreement. Whenever Purchased Securities are rated by more than one Rating Agency and a split rating applies to such Purchased Securities (i.e., one Rating Agency rates such Purchased Securities at a lower rating level than the other of such Rating Agencies), then for all purposes of this Agreement where a rating is to be selected (including, without limitation, in the determination of any percentages pursuant to Schedule I A of this Annex I), the lower of the ratings shall apply.”

(k) Section 2 of the Existing Annex is hereby amended by deleting the definition of “Remittance Date” in its entirety and inserting in lieu thereof the following:

““Remittance Date” shall mean the day falling two (2) Business Days prior the day by which Paydown Target Deficiencies must be communicated pursuant to the definition of “Paydown Target Deficiency” (as such term is defined in the Custodial and Account Control Agreement) and, for the month in which the Termination Date falls, the Termination Date.”

(l) Section 2 of the Existing Annex is hereby amended by deleting the definition of “Repurchase Price” in its entirety and inserting in lieu thereof the following:

““Repurchase Price” shall mean, with respect to any Purchased Assets as of any date, a price determined in each case as the sum of the Purchase Price of such Purchased Assets (including, for the avoidance of doubt, any Contingent Purchase Price actually paid by the applicable Buyer in respect of such Purchased Assets pursuant to Section 3.13 of this Annex I) and the Price Differential with respect to such Purchased Assets as of the date of such determination, minus all Income and cash actually received by the applicable Buyer or the Buyer Agent (for the account of the applicable Buyer), as applicable, in respect of such Transaction pursuant to Sections 5.2, 5.3, and 5.4 of this Annex I; provided that, on each Reallocation Date, on a date prior to a Permitted Disposal and at any time upon the occurrence of a Reallocation Credit Event, the Buyer Agent, may in its sole and absolute discretion modify the Repurchase Price in respect of any Purchased Asset; provided further that, in no event will any such modification of the Repurchase Price increase either the aggregate Repurchase Price for all Purchased Assets or the aggregate amount of the obligations of the Seller pursuant to this Agreement.”

(m) Section 2 of the Existing Annex is hereby amended by deleting the definition of “Termination Date” in its entirety and inserting in lieu thereof the following:

““Termination Date” shall mean September 30, 2010, or such other date on which this Agreement shall be extended or terminated in accordance with Section 3.5 or such other date as otherwise provided in this Agreement.”

(n) Section 2 of the Existing Annex is hereby amended by deleting the definition of “Transaction Documents” in its entirety and inserting in lieu thereof the following:

““Transaction Documents” shall mean, collectively, the Agreement, this Annex I, any other applicable Annexes to the Agreement, the Guaranty, the Custodial Agreement, the Parent Pledge Agreement, Additional Collateral Documents, the Second Priority Documents, the Borrower Security Agreement, all Confirmations executed pursuant to the Agreement and this Annex I in connection with specific Transactions, and all other security documents hereafter delivered to the Buyer Agent granting a Lien on any property of any Person to secure the obligations and liabilities of the Seller under any of the foregoing.”

(o) Section 2 of the Existing Annex is hereby amended by inserting the following new definitions in proper alphabetical order:

““Acceptable Adjustment Information” shall have the meaning set forth in Section 24.13 hereof.

“Additional Collateral” shall have the meaning set forth in the Credit Agreement.

“Additional Collateral Documents” shall have the meaning set forth in the Credit Agreement.

“Additional Parent Pledge Agreement (AHR Ireland)” shall have the meaning set forth in the Credit Agreement.

“Additional Parent Pledge Agreement (SPE Holdco)” shall have the meaning set forth in the Credit Agreement.

“Additional Share Charge Agreement” shall have the meaning set forth in the Credit Agreement.

“Aggregate Extension Criteria” shall mean, collectively:

(a) the Extension Criteria;

(b) the “Extension Criteria,” as defined in the Credit Agreement;

(c) the “Extension Criteria,” as defined in the DB Repurchase Agreement; and

(d) the extension criteria, as specified in Section 9.3 of the MS Loan Agreement.

“AHR-DB Delaware Seller” shall mean Anthracite Funding, LLC.

“AHR-DB Irish Seller” shall mean AHR Capital DB Limited.

“AHR Ireland” shall have the meaning set forth in the Restructuring Amendment.

“AHR-MS Borrower” shall have the meaning set forth in the Restructuring Amendment.

“Anthracite Parties” shall have the meaning set forth in the Restructuring Amendment.

“BlackRock Cash Fee” shall mean an amount equal to the lesser of (i) the net interest payment reductions associated with Permitted Refinancing Indebtedness effective after the Restructuring Amendment Effective Date and (ii) 50% of the base management fees due and payable to BlackRock Financial Management by Anthracite and its Subsidiaries.

“BlackRock Credit Agreement” shall mean that certain Credit agreement, dated as of March 7, 2008, between the Sponsor and BlackRock Holdco 2, Inc., as the same may be amended, restated, supplemented or otherwise modified from time to time.

“BlackRock Financial Management” shall mean BlackRock Financial Management, Inc.

“BlackRock Management Agreement” shall have the meaning set forth in the Credit Agreement.

“BlackRock Entities” shall mean BlackRock Financial Management Inc. and any of its Subsidiaries or Affiliates (other than the Sponsor or the Seller).

“BOA Parties” shall mean, collectively, the Buyer Agent, the Buyers and the Lender.

“BOA Primary Collateral” shall have the meaning set forth in the Credit Agreement.

“BOA Primary Interests” shall have the meaning set forth in the Credit Agreement.

“BOA Secondary Collateral” shall have the meaning set forth in the Credit Agreement.

“Borrower Security Agreement” shall have the meaning set forth in the Credit Agreement.

“Budget” shall mean a month-to-month budget prepared by the Borrower Agent for the period from the Restructuring Amendment Effective Date through the initial Termination Date; and after the initial Termination Date, any Extension Budget accepted by the Buyer Agent.

“Capital Stock” shall have the meaning set forth in the Credit Agreement.

“Collateral Agency Agreement” shall have the meaning set forth in the Restructuring Amendment.

“Collateral Agent” shall have the meaning set forth in the Restructuring Amendment.

“Custodial and Account Control Agreement” shall have the meaning set forth in the Restructuring Amendment.

“Custodial and Payment Application Agreement” shall have the meaning set forth in the Credit Agreement.

“DB Repurchase Agreement” shall have the meaning set forth in the Restructuring Amendment.

“DB Restructuring Amendment” shall have the meaning set forth in the Restructuring Amendment.

“Deferred Restructuring Fee” shall mean the sum of the Guaranteed Deferred Restructuring Fee and the Secondary Deferred Restructuring Fee, which amount is payable to the Buyer Agent, for the benefit of the Buyers, and the Lender, without duplication, in connection with the Credit Agreement and this Agreement. For the avoidance of doubt, the aggregate amount of the Deferred Restructuring Fee payable to the Buyer Agent, for the benefit of the Buyers, and the Lender pursuant to the Credit Agreement and this Agreement shall not exceed $12,230,000.

“Deutsche Bank” shall have the meaning set forth in the Restructuring Amendment.

“Equity Pledge Agreement (Holdco)” shall have the meaning set forth in the Credit Agreement.

“Existing Indebtedness” shall have the meaning provided in Section 11.9.5 hereof.

“Extension Acceptance” shall have the meaning provided in Section 3.5 hereof.

“Extension Budget” shall mean a month-to-month budget prepared by the Sponsor for the period from the then current Termination Date through the requested extended Termination Date, which budget shall be delivered by the Sponsor to the Buyer Agent concurrently with the Extension Request.

“Extension Criteria” shall mean the following:

(a) the Buyer Agent receives an Extension Budget at least thirty (30) days prior to the then-current Termination Date, in form and substance satisfactory to the Buyer Agent in its sole discretion exercised in good faith;

(b) no Paydown Target Deficiency exists; and

(c) no Event of Default hereunder, or under the Credit Agreement, has occurred and is continuing.

“Extension Effectiveness Date” shall have the meaning provided in Section 3.5 hereof.

“Extension Request” shall have the meaning provided in Section 3.5 hereof.

“Guaranteed Deferred Restructuring Fee” shall mean an amount equal to $1,529,000, which amount is payable to the Buyer Agent, for the benefit of the Buyers,

and the Lender, without duplication, in connection with the Credit Agreement and this Agreement. For the avoidance of doubt, the aggregate amount of the Guaranteed Deferred Restructuring Fee payable to the Buyer Agent, for the benefit of the Buyers, and the Lender pursuant to the Credit Agreement and this Agreement shall not exceed $1,529,000.

“Indebtedness” shall have the meaning set forth in the Credit Agreement.

“Independent Director” shall mean a director meeting the criteria for an “independent director” as set forth in NYSE, Inc., Listed Company Manual § 303(A) (or such successor regulation or standard); provided that, in addition, references to “the company” therein shall include BlackRock Financial Management and its Affiliates.

“Intercompany Subordination Agreement” shall have the meaning set forth in the Credit Agreement.

“Intercreditor Agreement” shall have the meaning set forth in the Restructuring Amendment.

“Investment” shall have the meaning set forth in the Credit Agreement.

“Lien” shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

“Loan Documents” shall have the meaning set forth in the Credit Agreement.

“Lockbox Account” shall have the meaning set forth in the Credit Agreement.

“Monetary Credit Event” shall mean any event or occurrence, including, without limitation, any Reallocation Credit Event, that the Buyer Agent has determined, in its sole discretion to have had, or is likely to have, a material adverse effect on the ability of any Purchased Asset to generate current or future cash flows.

“Morgan Stanley” shall have the meaning set forth in the Restructuring Amendment.

“MS Loan Agreement” shall have the meaning set forth in the Restructuring Amendment.

“Net Interest Savings” shall have the meaning set forth in Section 16 (J) hereof.

“New Entities” shall have the meaning set forth in the Restructuring Amendment.

“Parent Pledge Agreement” shall mean that certain Second Amended and Restated Parent Pledge Agreement, dated May     , 2009, made by the Sponsor in favor of Bank of America, N.A., as collateral agent for the BOA Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Parent Pledge Agreement” shall have the meaning set forth in the Credit Agreement.

“Paydown Target Deficiency” shall have the meaning provided in Section 3.14 hereof.

“Paydown Targets” shall mean the quarterly paydown targets in respect of each Secured Creditor, as specified in (i) Section 2.06(f) and Schedule 2.06(f) of the Credit Agreement, (ii) Section 3.14 and Exhibit XI of the Repurchase Agreement, (c) Exhibit C of the DB Restructuring Amendment and (iv) Section 10.3 and Schedule 18 of the MS Loan Agreement.

“Permitted Asset Refinancing” shall mean Indebtedness, including, without limitation, any refinancings, refundings, renewals or extensions of credit, secured by any asset (a) released from the Buyer Agent’s Lien in accordance with Sections 3.4 and 3.6, (b) released from another Secured Creditor’s Lien pursuant to the terms of the corresponding Senior Secured Facility or (c) released from the Collateral Agent’s Lien pursuant to the Additional Collateral Documents, and, in each case, transferred to a Person who is not an Anthracite Party nor a New Entity; provided that, (A) such Indebtedness shall (i) meet the requirements of Section 11.9.7 of this Agreement; (ii) have a final maturity date no earlier than December 31, 2011; (iii) the terms of such new Indebtedness shall provide that an Event of Default shall not constitute a default or acceleration event under such new Indebtedness; (iv) have representations and warranties, covenants, defaults and events of default which are not materially more restrictive, when taken as a whole, than the applicable representations and warranties, covenants, defaults and events of default in this Agreement; and (v) be recourse only to such asset and is not otherwise secured by any Primary Interest or Additional Collateral; and (B) if such asset was a Purchased Asset subject to the terms of this Agreement, the Buyer Agent shall receive the Release Price with respect to such Purchased Asset upon the occurrence of such Indebtedness.

“Permitted BlackRock Payments” shall mean the following:

(a) payment of interest under the BlackRock Credit Agreement; so long as (i) such payments are made solely from cash flow of Anthracite Capital, Inc.’s investment in Carbon Capital II, Inc. and (ii) no default or event of default under any Senior Secured Facility has occurred and is continuing; provided further that, BlackRock Holdco 2, Inc. may accept the collateral securing the BlackRock Credit Agreement in full satisfaction of all obligations thereunder;

(b) payments made by issuers of collateralized debt obligations and other third parties (excluding the Sponsor, any other Anthracite Party and their respective Subsidiaries) directly to BlackRock Financial Management in respect of administrative, accounting and service fees pursuant to the existing agreements for said services;

(c) BlackRock Cash Fees payable in accordance with the Custodial and Account Control Agreement;

(d) distributions of Capital Stock in the Sponsor to any BlackRock Entity, so long as such distributions are made with the unanimous written consent of the Independent Directors of the Sponsor; and

(e) payments to any BlackRock Entity pursuant to the Budget.

“Permitted CDO Acquisition” shall mean an investment by an issuer of a collateralized debt obligation in any transaction or series of transactions (i) made using cash of such issuer not permitted to be released to its equity holders, and (ii) not resulting in a reduction of such issuer’s free cash flow from the amount of free cash flow that existed immediately prior to such transaction or transactions.

“Permitted Disposal” shall mean (a) a disposition or (b) a Permitted Asset Refinancing, in either case, of all or any portion of the Eligible Assets (as defined in the Credit Agreement), the Purchased Assets or other BOA Primary Interests to or by a third party in an arm’s-length transaction (i) in which the proceeds thereof are not less than the Release Price and (ii) requiring the payment of all such proceeds (less transaction costs satisfactory to the Buyer Agent) directly into the English Sub-Collection Account (as defined in the Credit Agreement) or the Cash Management Account on terms satisfactory to the Buyer Agent.

“Permitted Refinancing Indebtedness” shall have the meaning set forth in Section 11.9.7.

“Primary Interests” as defined in the Intercreditor Agreement.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Protective Cure Amounts” shall have the meaning set forth in Section 24.9.

“Quarterly Paydown Date” shall mean each date set forth on Exhibit XI.

“Quarterly Paydown Target” shall mean the “Cumulative Quarterly Payment Target” specified set forth on Exhibit XI.

“Reallocation Credit Event” shall mean any of the following events shall have occurred and be continuing:

(a) with respect any Purchased Asset that is a mezzanine loan or B note:

(i) an event of default under the underlying loan agreement, participation or other financing document with respect to such Purchased Asset (after the expiration of all applicable cure periods, including cure periods afforded to lenders under any applicable intercreditor agreement and/or participation agreement);

(ii) the occurrence of any act of God that causes a material adverse effect on the operations of the Underlying Asset with respect to such Purchased Asset;

(iii) the occurrence of any transfer prohibited (i.e., triggering due-on-sale or due-on-encumbrance provisions) under the underlying loan agreement, participation or other financing document with respect to such Purchased Asset; or

(iv) the occurrence of a casualty or a condemnation at an Underlying Asset with respect to a Purchased Asset which causes a material adverse effect on the operations of such Underlying Asset.

(b) with respect any Purchased Asset that is a CMBS security or other real estate-related financial product:

(i) the downgrade by any Rating Agency of such Purchased Asset;

(ii) the placement by any Rating Agency of such Purchased Asset on a watchlist; or

(iii) the issuance by any Rating Agency of a negative outlook report with respect to such Purchased Asset.

“Reallocation Date” shall mean the 15th calendar day of each month, commencing with the first such date after the Restructuring Amendment Effective Date; provided, that if any such date is not a Business Day, the “Reallocation Date” shall be the immediately succeeding Business Day.

“Release Price” shall mean, with respect to any Purchased Asset, the greater of

(a) the sum of

(i) the Repurchase Price for such Purchased Asset, plus

(ii) the pro rata share of any other amount payable hereunder (excluding any amount payable in respect of the Deferred Restructuring Fee), plus

(iii) reasonable transaction costs relating to the Permitted Disposal in respect of such Purchased Asset, plus

(iv) an amount equal to 25% of the Repurchase Price for such Purchased Asset;

(b) an amount equal to 30% of the face amount of such Purchased Asset; and

(c) 100% of the proceeds (less costs satisfactory to the Buyer Agent in its sole discretion, exercised in good faith) in connection with any Permitted Disposal of such Purchased Asset;

provided that, the Release Price of any Purchased Asset may be decreased by the Buyer Agent in its sole discretion, exercised in good faith.

“Reserved Matter” shall mean any modification to the contractual relations between a Secured Creditor and any Anthracite Party which does or could:

(a) cause the date on which a payment is due from that Anthracite Party to fall sooner than agreed;

(b) increase the overall amount which that Anthracite Party is or will be obliged to pay over the life of those contractual relations or increase the amount of principal, interest fees or other amounts payable under those contractual relations or change the basis on which such amounts are calculated;

(c) change the Paydown Targets;

(d) change the way in which funds paid by that Anthracite Party are to be applied to amounts payable by that Anthracite Party;

(e) change the currency in which amounts due are payable;

(f) change the conditions of disposing of any interest in an asset of that Anthracite Party;

(g) change the ability of that Anthracite Party to agree to modify agreements between it and any of its debtors or other obligors;

(h) change the way in which amounts payable to that Anthracite Party are to be applied;

(i) change the Aggregate Extension Criteria;

(j) postpone, release or modify any obligation of that Anthracite Party to provide information, meet financial performance thresholds, not incur further Indebtedness or not grant new security;

(k) effect a change to the Secured Creditors or the Anthracite Parties;

(l) change any consent mechanism;

(m) vary the nature, scope or terms of any guarantee and indemnity; or

(n) have a material adverse effect on (i) the ability of the Anthracite Parties to fully and timely perform any of their obligations under any of the Loan Documents or any Transaction Document or (ii) any other Secured Creditor’s rights under its respective Senior Secured Facility and the applicable transaction documents thereunder.

“Responsible Officer” shall mean, as to any Person, the chief executive officer, the chief financial officer, the President, the Vice President, any director, the Secretary or the Treasurer or any other duly appointed officer of such Person or of its sole member or managing member customarily performing functions similar to those performed by any of the foregoing officers of such Person.

“Restricted Payment” shall have the meaning set forth in the Credit Agreement.

“Restructuring Amendment” shall mean that certain Amendment to the Master Repurchase Agreement, dated as of May 15, 2009, among the Seller, the Buyer Agent and the Buyers.

“Restructuring Amendment Effective Date” shall mean the “Amendment Effective Date”, as defined in the Restructuring Amendment.

“Restructuring Cash Management Account” shall mean the “Cash Management Account” as such term is defined in the Custodial and Account Control Agreement.

“Secondary Deferred Restructuring Fee” shall mean an amount equal to $10,701,000, which amount is payable to the Buyer Agent, for the benefit of the Buyers, and the Lender, without duplication, in connection with the Credit Agreement and this Agreement. For the avoidance of doubt, the aggregate amount of the Secondary Deferred Restructuring Fee payable to the Buyer Agent, for the benefit of the Buyers, and the Lender pursuant to the Credit Agreement and this Agreement shall not exceed $10,701,000.

“Second Priority Collateral” shall mean all assets of the Anthracite Parties over which a Lien has been granted to the Collateral Agent for the benefit of any Secured Creditor, pursuant to the Second Priority Collateral Documents.

“Second Priority Collateral Documents” shall have the meaning set forth in the Credit Agreement.

“Secured Creditors” shall have the meaning set forth in the Restructuring Amendment.

“Specified Cash Proceeds” shall mean the aggregate amount of principal and Repurchase Price reduced from (i) the application of proceeds under Sections 3.1.1(D)(i) (but only in respect of regularly scheduled principal payments), 3.1.1(E), 3.1.1(F) and 3.1.1(G) of the Custodial and Payment Application Agreement, (ii) the application of proceeds under Sections 5.3.4(i) (but only in respect of regularly scheduled principal payments), 5.3.5, 5.3.6 and 5.3.7 of this Agreement and (iii) the application of amounts received by the Lender and the Buyer Agent from the Restructuring Cash Management Account pursuant to Section 2(d)(iii)(c) and (e) of the Custodial and Account Control Agreement, in each case, received by the Lender and/or the Buyers after the Restructuring Amendment Effective Date, without duplication.

“SPE Holdco” shall have the meaning set forth in the Restructuring Amendment.

“SPE Holdco Security Agreement” shall have the meaning set forth in the Credit Agreement.

“Subsidiary” shall have the meaning set forth in the Credit Agreement.

“Underlying Asset” shall mean, in respect of any Purchased Asset, the income-producing commercial real estate, loan, bond, security or other asset which directly or indirectly secures such Purchased Asset or to which such Purchased Asset is otherwise related.

“Unsecured Anthracite Notes” shall mean the notes, preferred shares and other securities and obligations of the Sponsor and its Affiliates listed on Exhibit X.

SECTION 2. Amendments to Section 3 of the Annex (Initiation; Confirmation; Termination; Fees).

(a) Section 3 of the Existing Annex is hereby amended by deleting Sections 3.1 and 3.2 in their respective entirety and inserting in lieu thereof the following:

“3.1 Reserved.

3.2 Notwithstanding anything contained herein to the contrary and in addition to any other amounts payable hereunder, Seller, hereby promises to pay to the Buyer Agent and the Lender, without duplication, the Deferred Restructuring Fee. The Deferred Restructuring Fee shall be due and payable to the Lender and the Buyers for their respective accounts on any date that is the earlier of (a) the date on which (i) all Loans (as defined in the Credit Agreement) and (ii) the Repurchase Price for all Purchased Assets, in each case, are prepaid, paid or repaid (as applicable) in full, (b) the Termination Date and (c) any date on which the Termination Date for the Transactions is declared, or becomes automatically, accelerated pursuant to Section 14 of the Repurchase Agreement; provided, that if (x) the Lender, in its sole discretion, agrees to release its Liens on all Eligible Assets (as defined in the Credit Agreement) and (y) the Buyer Agent and the Buyers agree to the repurchase by the Seller of all Purchased Assets and have otherwise released all other Liens on the Collateral, in each case, prior to the payment of the Secondary Deferred Restructuring Fee, then any outstanding Secondary Deferred Restructuring Fee shall be deemed waived.”

(b) Section 3.4 of the Existing Annex is hereby amended by deleting the second sentence thereof it in its entirety and inserting in lieu thereof the following:

“Seller shall be entitled to terminate a Transaction in whole or in part only pursuant to a Permitted Disposal and, in connection therewith, Seller shall repurchase all or a portion of the Purchased Assets subject to such Transaction on any Business Day prior to the Termination Date (an “Early Termination Date”); provided, however, that:”

(c) Section 3.4.3 of the Existing Annex is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

“3.4.3 on such Early Termination Date, Seller pays to the Buyer Agent, for the account of the applicable Buyer, an amount equal to the sum of the aggregate Release Price for all Purchased Assets subject to such Transaction and any other amounts payable under this Agreement (excluding the Deferred Restructuring Fee), without duplication, with respect to the repurchase of such Purchased Asset which is subject to a Permitted Disposal against transfer to Seller or its agent of such Purchased Assets.”

(d) Section 3 of the Existing Annex is hereby amended by deleting Sections 3.5 and 3.6 in their respective entirety and inserting in lieu thereof the following:

“3.5 On the Termination Date, termination of the applicable Transactions will be effected by the transfer to Seller or its agent of the Purchased Assets and any Income in respect thereof received by Buyer Agent, for the account of the applicable Buyer (and not previously credited or transferred to, or applied to the obligations of Seller pursuant to Section 5 of this Annex I) against the simultaneous (i) transfer of the Repurchase Price and all other amounts owed by Seller to the Buyer Agent and the Buyers, (ii) satisfaction in full of the Obligations under the Credit Agreement and (iii) payment by the Seller and the Borrowers to the Buyer Agent and the

Lender of the Deferred Restructuring Fee. Notwithstanding the foregoing, on a date that is not earlier than thirty (30) days prior to the then-current Termination Date, if the Extension Criteria shall be satisfied, the Seller may request (such request, the “Extension Request”) that the Buyer Agent extend the Termination Date to March 30, 2011. The Buyer Agent may, in its sole discretion, agree to such Extension Request by providing written notice of such extension to the Seller (the “Extension Acceptance”) no later than five (5) Business Days prior to the then-current Repurchase Date; provided that, any such extension shall be effective on the date that the Extension Acceptance is given by the Buyer Agent (the “Extension Effectiveness Date”). Any failure by the Buyer Agent to deliver such Extension Acceptance shall be deemed to be the Buyer Agent’s determination not to extend the then-current Termination Date.

If, notwithstanding the satisfaction of the Extension Criteria on the date that the Buyer Agent receives the Extension Request and the date that is five (5) Business Days prior to the then-current Termination Date, the Buyer Agent determines not to extend the then-current Termination Date, the Buyers and the other BOA Parties shall, upon the Termination Date, (i) accept only the BOA Primary Interests in full satisfaction of all obligations under the Repurchase Agreement and all Obligations, including, without limitation, the obligation of Sponsor, the Borrowers and the Seller to pay the Deferred Restructuring Fee, and (ii) upon the effective transfer of all BOA Primary Interests to the Lender and the Buyers (or their respective designees), free and clear of all other Liens or interests of third parties, including, without limitation, any Liens or interests held by the Collateral Agent for the benefit of the other Secured Creditors, cease to enjoy the benefit of, and otherwise release, all Liens granted to the BOA Parties, or to the Collateral Agent for the benefit of the BOA Parties, pursuant to the Second Priority Collateral Documents and the Additional Collateral Documents.

3.6 (a) In connection with a Permitted Disposal and repurchase of a Purchased Asset pursuant to Section 3.4, promptly upon the payment in full in cash of the Release Price for such Purchased Asset and upon Seller’s written request, each BOA Party shall grant the Seller release of such BOA Party’s Lien on such Purchased Asset, substantially in the form of Exhibit XIV (as the same shall be amended from time to time, as may be necessary under the laws of the relevant jurisdiction to effect a complete and unconditional release by such BOA Party of all its right, title and interest in, to and under such Purchased Asset) and, effective on such date, such asset shall thereupon no longer be deemed a Purchased Asset hereunder. All cost and expenses in connection with the necessary release documents shall be paid by Sponsor and its Subsidiaries upon demand.

(b) Without limiting the provisions of Section 3.4 above, promptly upon the payment in full of all obligations under this Agreement (including, without limitation, the payment in full of the aggregate Repurchase Price for all Purchased Assets) and the payment in full of all Obligations, (including, without limitation, the payment of the Deferred Restructuring Fee), (i) the Buyers shall transfer the Purchased Assets to the Seller or its agent and (ii) the Buyer Agent and each of the other BOA Parties shall (1) grant the Anthracite Parties and the New Entities a release by such Person of all its right, title and interest in, to and under all Purchased Assets, the other BOA Primary Interests, the Additional Collateral and the BOA Secondary Collateral and (2) execute and deliver such other documents as may be necessary under the laws of the relevant jurisdiction to effect a complete and unconditional release. All cost and expenses in connection with all necessary release documents shall be paid by Sponsor and its Subsidiaries upon demand. If, after giving effect to any transfer or release pursuant to Section 3.4 above or this Section 3(f), no Purchased Assets remain subject to any Transaction and no Eligible Assets would remain as Collateral under the Credit Agreement, then simultaneously with such release, the BOA Parties shall cease to enjoy the benefit of, and otherwise release, all Liens granted to any BOA Party pursuant to the Second Priority Collateral Documents and the Additional Collateral Documents.”

SECTION 3. Amendments to Section 3 of the Annex (Initiation; Confirmation; Termination; Fees). Section 3 of the Existing Annex is hereby amended by deleting Sections 3.12 and 3.13 in their entirety and replacing them with the following:

“3.12 Reserved.

3.13 Notwithstanding anything contained herein or in any other Transaction Document to the contrary, the Buyers shall have no obligation to enter into any Transactions on or after January 28, 2009.”

SECTION 4. Amendments to Section 3 of the Annex (Initiation; Confirmation; Termination; Fees). Section 3 of the Existing Annex is hereby amended by including the following as new Sections 3.14 and 3.15:

“3.14 Beginning with the quarter ending September 30, 2009, if on any Quarterly Paydown Date, the Specified Cash Proceeds received by the Buyer Agent and the Lender as of such Quarterly Paydown Date is less than the Quarterly Paydown Targets specified for such Quarterly Paydown Date (the “Paydown Target Deficiency”), then, in accordance with the terms of the Custodial and Account Control Agreement, the Buyer Agent and the Lender shall provide the Collateral Agent with written notice of such Paydown Target Deficiency on or before the applicable Remittance Date. Any amounts received by the Buyer Agent pursuant to Section 2(d)(iii) of the Custodial and Account Control Agreement, shall be applied pursuant to Section 5 of this Agreement.”

3.15 The net cash proceeds received by Sponsor or any of its Subsidiaries from the sale or issuance of Capital Stock or from any Indebtedness permitted under Section 11.9.7 hereof shall be deposited in the Cash Management Account for application in accordance with Section 2(d)(iii) of the Custodial and Account Control Agreement.”

SECTION 5. Amendments to Section 4 of the Annex (Margin Maintenance). The Existing Repurchase Agreement is hereby amended by deleting Section 4 in its entirety and replacing it with the following:

“4. Notwithstanding anything contained herein or in any other Transaction Document to the contrary, all Repo Deferred Payments or any other payments due and owing in respect of any Asset Margin Deficit or Portfolio Margin Deficit (each as defined in this Agreement prior to giving effect to the Restructuring Amendment), are hereby waived.

SECTION 6. Amendments to Section 5 of the Annex (Income Payments and Principal Payments).

(a) Section 5.1 of the Existing Annex is hereby amended by deleting the last sentence thereof in its entirety and inserting in lieu thereof the following:

“Such Income shall be remitted by the Account Bank in accordance with the applicable provisions of Sections 5.2, 5.3 and 14.1.1 of this Annex I.”

(b) Section 5 of the Existing Annex is hereby amended by deleting Sections 5.3, 5.4, 5.5, 5.6 and 5.7 in their respective entirety and inserting in lieu thereof the following:

5.3 So long as no Event of Default shall have occurred and be continuing, all Income received by the Account Bank in respect of the Purchased Assets and the associated Hedging Agreements during each Collection Period, and any amounts received pursuant to Section 2(d)(iii) of the Custodial and Account Control Agreement, shall be applied by the Account Bank on the related Remittance Date as follows:

5.3.1 First, to the payment of all fees and expenses, due and payable by the Sponsor or any of its Subsidiaries to the Custodian;

5.3.2 Second, as to all Income other than Principal Payments, to the payment of all costs and fees due and payable by the Sponsor or any of its Subsidiaries to (i) the Lender pursuant to the Credit Agreement or any other Loan Document (other than payments in respect of the Deferred Restructuring Fee) and (ii) the Buyer Agent and the Buyers pursuant to this Agreement or any other Transaction Document (other than payments in respect of the Deferred Restructuring Fee), in each case, such payment to be allocated by the Buyer Agent in its sole discretion;

5.3.3 Third, as to all Income other than Principal Payments, to (i) the Lender in payment of any accrued and unpaid interest on the Loans then due and (ii) the Buyers and the Buyers Agent, for the account of the Buyers, in payment of the Price Differential which has accrued and is outstanding in respect of all of the Purchased Assets, in each case, such payment to be allocated by the Buyer Agent in its sole discretion;

5.3.4 Fourth, to the Buyer Agent, for the account of the applicable Buyer, in payment of the Repurchase Price of the related Purchased Asset in respect of which any (i) Principal Payment in respect of such Purchased Asset or (ii) proceeds from a Permitted Disposal of such Purchased Asset, in each case, has been received until the Repurchase Price for such Purchased Asset has been reduced to zero;

5.3.5 Fifth, to (i) the Lender in payment of any unpaid principal amount of the Loans until the principal amount of all Loans has been reduced to zero and (ii) to the Buyer Agent on account of the Repurchase Price of all Purchased Assets until the Repurchase Price for all of the Purchased Assets has been reduced to zero, in each case, such payment to be allocated by the Buyer Agent in its sole discretion;

5.3.6 Sixth, to the Lender and Buyer Agent in payment of the Guaranteed Deferred Restructuring Fee until such amount is reduced to zero, in each case, such payment to be allocated by the Buyer Agent in its sole discretion;

5.3.7 Seventh, to the Lender and Buyer Agent in payment of the Secondary Deferred Restructuring Fee until such amount is reduced to zero, in each case, such payment to be allocated by the Buyer Agent in its sole discretion; and

5.3.8 Eighth, any amount remaining in the Cash Management Account to be deposited in the Restructuring Cash Management Account and applied pursuant to the terms of the Custodial and Account Control Agreement.

5.4 If an Event of Default shall have occurred and be continuing, all Income received by the Account Bank in respect of the Purchased Assets and the associated Hedging Agreements shall be applied by the Account Bank on the Business Day next following the Business Day on which such funds are deposited in the Cash Management Account as follows:

5.4.1 First, to the payment of all fees and expenses, due and payable by the Sponsor or any of its Subsidiaries to the Custodian;

5.4.2 Second, to (i) the Lender in payment of any accrued and unpaid interest on the Loans then due and (ii) the Buyers and the Buyers Agent in payment of the Price Differential which has accrued and is outstanding in respect of all of the Purchased Assets, in each case, such payment to be allocated by the Buyer Agent in its sole discretion;

5.4.3 Third, to the payment of all other amounts (other than the principal amount of the Loans and the Repurchase Price of Purchased Assets) due and payable by the Sponsor or any of its Subsidiaries to (i) the Lender pursuant to the Credit Agreement or any other Loan Document (including, without limitation, the Deferred Restructuring Fee) and (ii) the Buyer Agent and the Buyers pursuant to the Repurchase Agreement or any other Transaction Document (including, without limitation, the Deferred Restructuring Fee), in each case, such payment to be allocated by the Lender in its sole discretion; and

5.4.4 Fourth, to (i) the Lender in payment of any unpaid principal amount of the Loans until the principal amount of all Loans has been reduced to zero and (ii) to the Buyer Agent on account of the Repurchase Price of all Purchased Assets until the Repurchase Price for all of the Purchased Assets has been reduced to zero, in each case, such payment to be allocated by the Buyer Agent in its sole discretion.”

SECTION 7. Amendments to Section 6 of the Annex (Security Interest). Sections 6.1(a) and (b) of the Existing Annex are hereby amended by deleting each use of the phrase “purchased pursuant to” and inserting in lieu thereof “transferred or purported to be transferred pursuant to”.

SECTION 8. Amendments to Section 12 of the Annex (Affirmative Covenants of Seller). Section 12.10 of the Existing Annex is hereby amended by:

(a) deleting from subsection 12.10.3 the phrase “and accompanied, in all cases, by an unqualified report of a nationally recognized independent certified public accounting firm” and inserting in lieu thereof “prepared by Deloitte & Touche or another nationally recognized independent certified public accounting firm consented to by the Buyer Agent”;

(b) deleting from subsection 12.10.8 the word “and” following the semicolon at the end thereof;

(c) deleting from subsection 12.10.9 the period at the end thereof and replacing it with “; and”; and

(d) including the following as a new subsection 12.10.10:

“12.10.10 as soon as available and in any event within thirty (30) days after the end of each calendar month, the unaudited (non-GAAP) consolidated balance sheet of the Sponsor and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statement of cash flows and consolidated statement of equity for the Sponsor and its consolidated Subsidiaries for such month, setting forth in each case in comparative form the figures for the previous year.”

SECTION 9. Amendments to Section 11 of the Annex (Negative Covenants of Seller). Section 11 of the Existing Annex is hereby amended by:

(a) deleting from Section 11.7 the word “or” following the semicolon at the end thereof;

(b) deleting the period at the end of Section 11.8 in its entirety and replacing it with “; or”; and

(c) including the following as new Sections 11.9, 11.10, 11.11, 11.12 and 11.13:

“11.9 Neither the Sponsor nor any of its Subsidiaries shall create, incur, assume or suffer to exist any Indebtedness, other than:

11.9.1 Indebtedness outstanding pursuant to this Agreement and the other Transaction Documents;

11.9.2 unsecured trade payables, in an aggregate amount not to exceed the amounts set forth therefor in the Budget;

11.9.3 unsecured Indebtedness of Sponsor or any of its Subsidiaries; provided, with respect to any such Indebtedness owing to any BlackRock Entity (other than the BlackRock Credit Agreement):

(A) Sponsor or any of its Subsidiaries has previously executed and delivered to the Buyer the Intercompany Subordination Agreement in connection therewith; or

(B) Such Indebtedness is otherwise subordinated to the Buyer and the other Secured Creditors on terms and conditions satisfactory to the Secured Creditors, which terms shall include, but not be limited to, (1) subordination of such BlackRock Entity’s rights to receive any payment or realization on any collateral pledged by Sponsor or any of its Subsidiaries as security for obligations owed to such BlackRock Entity, to the rights of the Buyer and of the other Secured Creditors under each Senior Secured Facility, (2) deferral of any payment amount owed or to be paid to such BlackRock Entity until each of the obligations owed to the Buyer and each other Secured Creditor pursuant to the Senior Secured Facilities has been satisfied in full and (3) subordination of such BlackRock Entity’s rights in any bankruptcy or insolvency proceeding of Sponsor or any of its Subsidiaries to the rights of the Buyer and each other Secured Creditor, provided, with respect to any such Indebtedness other than such Indebtedness owing to a BlackRock Entity, such Indebtedness has been subordinated to the Secured Creditors on terms and conditions satisfactory to the Secured Creditors, the proceeds of which Indebtedness are deposited into the Cash Management Account and applied in accordance with Section 2(d)(iii) of the Custodial and Account Control Agreement;

11.9.4 Indebtedness pursuant to the “Transaction Documents” (as defined in the DB Repurchase Agreement), the Loan Documents and the “Finance Documents” (as defined in the MS Loan Agreement);

11.9.5 other Indebtedness outstanding as of the Amendment Effective Date and set forth on Exhibit XII (“Existing Indebtedness”);

11.9.6 any refinancings, refundings, renewals or extensions of any Indebtedness outstanding described in 11.9.1 or 11.9.4 above pursuant to this Agreement or the Transaction Documents; provided that, (i) such Indebtedness satisfies the Permitted Asset Refinancing definition hereof, (ii) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension; provided further, that if such new Indebtedness is secured by a pledge of a released Primary Interest, the amount of such Indebtedness may be in an amount up to 125% of the allocated loan amounts or release price (less price differential), as applicable. associated with such Primary Interest (which shall equal 125% of (x) the Repurchase Price (less Price Differential) in respect of a Purchased Asset) or (y) the Asset Attributable Loan Balance in respect of an Eligible Asset), (iii) such refinancing, refunding, renewal or extended Indebtedness shall not have a final maturity prior to the final maturity date of the Indebtedness being refinanced, refunded, renewed or extended and (iv) the applicable Secured Creditor receives all proceeds of such refinancing, less any approved expenses;

11.9.7 any refinancings, refundings, renewals or extensions of the Existing Indebtedness defined in Section 11.9.5 above or Indebtedness permitted under Section 11.9.3 above (such refinanced, refunded, renewed or extended Indebtedness, “Permitted Refinancing Indebtedness”); provided that, (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension, (ii) such refinancing, refunding, renewal or extended Indebtedness shall (A) not have a final maturity prior to the final maturity date of the Indebtedness being refinanced, refunded, renewed or extended and (B) have an average life to maturity equal to or greater than such Indebtedness; (iii) the terms of such refinancing, refunding, renewal or extension shall not be more restrictive than the terms of such Indebtedness; (iv) not have a final maturity prior to the date that is the later of (x) three years from the Restructuring Amendment Effective Date or (y) the Termination Date; (v) if the Indebtedness being refinanced is subordinated, such Permitted Refinancing Indebtedness shall be subordinated to at least the same extent, and on terms at least as favorable to the Buyer Agent and/or the Buyers, as the Indebtedness being refinanced, (vi) such Indebtedness shall be provided by a Person other than BlackRock Financial Management, Anthracite, and/or any of their respective Affiliates and/or Subsidiaries; and (vii) the net proceeds of such Permitted Refinancing Indebtedness are deposited into the Cash Management Account for application in accordance with Section 2(d)(iii) of the Custodial and Account Control Agreement;

11.9.8 the BlackRock Credit Agreement;

11.9.9 any Indebtedness of a Subsidiary of the Sponsor owed to the Sponsor;

11.9.10 any other Indebtedness incurred with the consent of the Buyer and the other Secured Creditors, on terms acceptable to the Buyer and the Secured Creditors in their respective sole discretion.

11.10 Neither the Sponsor nor any of its Subsidiaries shall create, incur, assume or suffer to exist any Lien on any Purchased Assets, its respective Property or revenues, whether now owned or hereafter acquired by it, other than:

11.10.1 Liens created pursuant to this Agreement and the other Transaction Documents;

11.10.2 Liens created pursuant to the other Senior Secured Facilities;

11.10.3 Liens in favor of the Sponsor created pursuant to Indebtedness permitted under Section 11.9.9;

11.10.4 Liens created pursuant the BlackRock Credit Agreement;

11.10.5 Liens for taxes, assessments or other governmental charges or levies not yet subject to penalties or which are being contested in good faith and for which adequate reserves have been established by the Seller in accordance with GAAP;

11.10.6 Liens arising out of judgments or orders which do not constitute an Event of Default and for which adequate reserves have been established by the Seller in accordance with GAAP;

11.10.7 Liens created pursuant to the Second Priority Collateral Documents or the Additional Collateral Documents; and

11.10.8 Liens created pursuant to secured Indebtedness permitted pursuant to Section 11.9; provided that any unsecured Indebtedness as of the Restructuring Amendment Effective Date remains unsecured.”

SECTION 10. Amendment to Section 12 of the Annex (Affirmative Covenants of Seller). The Existing Annex is hereby amended by including the following as a new Sections 12.17 and 12.18:

“12.17 Sponsor shall promptly provide the Buyer Agent with copies of all documents which Sponsor or any of its Affiliates is required to file with the SEC in accordance with the Securities and Exchange Act of 1934, as amended, or any rules thereunder.

12.18 Seller shall promptly notify the Buyer Agent of:

12.18.1 any proposed or existing amendment, waiver, modification, margin notice, requests for payment, notice of acceleration or any other communication or notice regarding the payment terms under any Senior Secured Facility or any other Indebtedness of the Sponsor or any of its Subsidiaries;

12.18.2 any notice filed by the Sponsor or any of its Subsidiaries with the SEC or any other governmental authority; and

12.18.3 any (i) default under any Senior Secured Facility, (ii) any default or event of default under any contractual obligation of the Sponsor or any of its Subsidiaries which if not cured could result in liability in excess of $1,000,000 or could reasonably be expected to cause a Material Adverse Change or (iii) any litigations, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings which may exist at any time between the Sponsor or any of its Subsidiaries and any governmental authority with an amount in controversy in excess of $1,000,000 or which, if adversely determined, as the case may be, could reasonably be expected to cause a Material Adverse Change.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Sponsor (a) setting forth details of the occurrence referred to therein, (b) stating what action each of the Seller and the Sponsor proposes to take with respect thereto.”

SECTION 11. Amendments to Section 14 of the Annex (Events of Default). Section 14 of the Existing Annex is hereby amended by

(a) deleting Section 14.1.3 in its entirety and inserting in lieu thereof the following:

“14.1.3 Guarantor Breach. A breach by the Sponsor of any of the covenants contained in Sections 5 and 13 of the Guaranty.

(b) deleting section 14.1.7 in its entirety and inserting in lieu thereof the following:

“14.1.17 Restructuring Events of Default. A failure or breach by the Seller or the Sponsor to perform any of terms, covenants, obligations or conditions in Section 24 of this Agreement.

(c) including the following as a new Section 14.1.19:

“14.1.19 Paydown Target Deficiency Failure. Any Paydown Target Deficiency shall have continued unremedied for ninety (90) days.”

(d) inserting the phrase “ or any of the Sponsor’s Subsidiaries” following the word “Sponsor” in Section 14.1.12.

(e) inserting the phrase “ or any of the Sponsor’s Subsidiaries” following each occurrence of the word “Sponsor” in Section 14.1.13.

(f) inserting the phrase “ or any of the Sponsor’s Subsidiaries” following each occurrence of the word “Sponsor” in Section 14.1.16.

(g) including the following as new Sections 14.1.20, 14.1.21, 14.1.22, 14.1.23, 14.1.24, 14.1.25 and 14.1.26:

“14.1.20 DB Default. The occurrence of any Event of Default under the DB Repurchase Agreement, as such term is defined therein.

14.1.21 MS Default. The occurrence of any Event of Default under the MS Loan Agreement, as such term is defined therein.

14.1.22 Impermissible Acquisitions. Other than (i) Permitted CDO Acquisitions, (ii) the acquisition of debt of the Sponsor or any of its Subsidiaries in exchange solely for equity of the Sponsor without the prior approval of the Buyer Agent and the other Secured Creditors, not to be unreasonably withheld or delayed, and (iii) such other transactions approved by the Buyer Agent and the other Secured Creditors in their sole discretion, the entering into of any transaction pursuant to which the Sponsor or any Affiliate thereof acquires an asset or otherwise makes a new Investment.

14.1.23 Distributions from Collateralized Debt Obligations. In respect of any Purchased Asset that is a collateralized debt obligation, the failure of the issuer of such collateralized debt obligation to transfer any cash that such issuer is permitted to release to its equity holders to the Cash Management Account on a monthly basis;

14.1.24 Anthracite Default. The Sponsor or any Affiliate thereof defaults in the payment of any principal of, or interest on, any Unsecured Anthracite Note (whether at stated maturity, upon acceleration or at mandatory or optional prepayment), and, before the end of any applicable grace period, the Sponsor shall have failed to (a) obtain a forbearance or enter into a definitive restructuring with respect to such Unsecured Anthracite Notes on terms satisfactory to the Buyer Agent and each other Secured Creditor in their respective sole discretion, or (b) cure such failure.

14.1.25 Impermissible Payment. The payment by the Sponsor or any of its Subsidiaries of any obligation or liability not otherwise permitted by the Budget or which has not otherwise received the prior written consent of the Buyer Agent and the other Secured Creditors.

14.1.26 Impermissible BlackRock Payment. The payment by the Sponsor or any of its Subsidiaries to BlackRock Financial Management or any other BlackRock Entity on account of principal due under any credit agreement, repurchase agreement, or other credit facility between the Sponsor or any of its Subsidiaries, on the one hand, and BlackRock Financial Management or any BlackRock Entity, on the other hand, other than Permitted BlackRock Payments.

(h) Section 14.2.2 of the Existing Annex is hereby amended by replacing the word “and” immediately prior to the romanette number “(ii)” with a comma and inserting the following phrase at the end thereof: “, and (iii) the Deferred Restructuring Fee shall be immediately due and payable”.

(i) Section 14.2.7 of the Existing Annex is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

“14.2.7 Disposition of Purchased Assets.

A. After five (5) Business Days’ notice to Seller (which notice need not be given if an Act of Insolvency shall have occurred with respect to the Seller or the Sponsor), Buyer Agent, for the benefit of the Buyers, may (A) immediately sell, at a public or private sale in a commercially reasonable manner and at such price or prices as Buyer Agent may reasonably deem satisfactory any or all of the Purchased Assets or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets, to give Seller credit for such Purchased Assets in an amount equal to the Market Value of such Purchased Assets against the aggregate unpaid Repurchase Price for such Purchased Assets and any other amounts owing by Seller under the

Transaction Documents. The proceeds of any disposition of Purchased Assets effected pursuant to this Section 14.2.7 shall be applied, (v) first, to the costs and expenses incurred by Buyer Agent and the Buyers in connection with Seller’s default; (w) second, to consequential damages, including, but not limited to, costs of cover and/or Hedging Transactions, if any; (x) third, to the Repurchase Price; (y) fourth, to the Deferred Restructuring Fee, and (z) fifth, to any other outstanding obligation of Seller to Buyer Agent, the Buyers or their Affiliates.

B. The parties recognize that it may not be possible to sell all of the Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner, because the market for such Purchased Assets may not be liquid. In view of the nature of the Purchased Assets, the parties agree that, upon five (5) Business Days’ prior written notice to Seller and Sponsor, liquidation of the Purchased Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer Agent may elect, in its sole discretion, the time and manner of liquidating any Purchased Asset, and nothing contained herein shall (i) obligate the Buyer Agent or any Buyer to liquidate any Purchased Asset on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Assets in the same manner or on the same Business Day or (ii) constitute a waiver of any right or remedy of Buyer Agent or the Buyers.”

SECTION 12. Amendment to Section 23 of the Annex (Miscellaneous). The Existing Annex is hereby amended by including the following as new Sections 23.14 and 23.15:

“23.14 Acknowledgment of Strict Foreclosure Remedy.

23.14.1 Each of the Sponsor and the Seller hereby acknowledge that, but for the waivers granted by the Buyer Agent prior to the Restructuring Amendment Effective Date, it is in default under this Agreement for purposes of Section 9-620 of the UCC; and

23.14.2 Each of the Sponsor and the Seller hereby acknowledge and agree that, notwithstanding anything contained herein to the contrary, should anyone successfully challenge the Buyer Agent’s or the Buyers’ ability to accept the Purchased Assets and other Collateral in full satisfaction of the Transactions pursuant to the terms of Section 3.5 of this Agreement, the Buyer Agent shall retain all of the rights and remedies afforded a secured creditor under the UCC and any other applicable law.

23.15 Notwithstanding anything contained herein to the contrary, in recognition of the risks associated with the BOA Parties’ execution and performance of the Restructuring Amendment, and in consideration of the waivers of margin payments, waivers of financial covenants and other modifications to the Loan Documents and the Transaction Documents, the Sponsor and the Seller, for itself and on behalf of all of their respective Subsidiaries, agree that in the event that the Sponsor or Seller becomes subject to any bankruptcy or insolvency proceedings, the BOA Parties shall be entitled to relief from any automatic stay imposed by Section 362 of the Bankruptcy Code or any other applicable law, or otherwise, on or against the exercise of the rights and remedies otherwise available to any BOA Party hereunder, in any other Loan Document or in any Transaction Document and as otherwise provided by law, and the Sponsor and the Seller, for itself and on behalf of all of their respective subsidiaries, shall waive the benefit of such automatic stay and consent and agree to raise no objection to such relief.”

SECTION 13. Amendment to the Annex (Additional Covenants of Seller and Sponsor). The Existing Annex is hereby amended by inserting the following as a new Section 24:

“24. ADDITIONAL COVENANTS OF SELLER AND SPONSOR

24.1 Independent Directors. Sponsor shall at all times cause there to be not more than five (5) members of the board of directors of which at least one duly appointed member of the Seller’s board of directors shall be an Independent Director.

24.2 BlackRock Payments and Management Fees.

(a) Neither the Sponsor nor any of its Subsidiaries shall enter into any arrangement for the payment of, or pay, management, advisory, incentive or similar fees, except (i) payment of management and advisory fees pursuant to the Custodial and Account Control Agreement and (ii) management and advisory fees payable in the form of Capital Stock of the Sponsor or a Subsidiary thereof to the applicable BlackRock Entity pursuant to the BlackRock Management Agreement or management fees to its corporate services provider paid in the ordinary course of business; provided, that in any event no such fees may be paid (but may accrue) during the continuance of an Event of Default.

(b) Neither the Sponsor nor any of its Subsidiaries shall make any payment to BlackRock Financial Management or any other BlackRock Entity, other than Permitted BlackRock Payments.

24.3 REIT Status. Other than as specifically set forth herein, neither the Sponsor nor any of its Subsidiaries shall make any Restricted Payments in excess of the minimum amount necessary for the Sponsor to qualify for the “deduction for dividends paid” pursuant to Section 857(a)(1) of the Code, it being understood that any such distribution shall be made in the form of Capital Stock of the Sponsor or the Seller rather than in cash or other Property to the maximum extent permitted under law.

24.4 Additional Reporting Requirements.

24.4.1 The Sponsor and the Seller shall provide the Buyer Agent with a report, certified by a Responsible Officer of the Sponsor as to the accuracy, correctness and completeness of such report, on the performance of all Purchased Assets and other BOA Primary Interests on a monthly basis on each Remittance Date, such reports to include, without limitation, information regarding the asset-level performance of Additional Collateral and the information listed on Exhibit XIII.

24.4.2 The Sponsor and the Seller will promptly, following any reasonable request therefor from the Buyer Agent, report such other information regarding its operations, business affairs and financial condition, or compliance with the terms of the Transaction Documents and the Senior Secured Facilities. Such reporting will include without limitation, details of the Sponsor’s cash accounts at each month end and a schedule of its unfunded commitments.

24.4.3 To the extent not included in the reports specified in Sections 24.4.1 and 24.4.2 above, the Sponsor and its Subsidiaries shall provide to the Buyer Agent with a copy of any other information or report requested by any other Secured Creditor pursuant to the terms of their corresponding Senior Secured Facility.

24.4.4 If so requested, the Sponsor shall provide the Buyer Agent with a summary of the corporate structure of the Sponsor and its Subsidiaries, showing all corporate and contractual relationships (including, without limitation, any payments or distribution obligations) (1) among and between such Persons and (2) among such Persons and any BlackRock Entity, such summary to be certified as to its accuracy as of the date of delivery to the Buyer Agent by a Responsible Officer of the Sponsor, and be in form and substance acceptable to the Buyer Agent in its sole discretion.

24.5 Unsecured Anthracite Notes. Upon any failure by the Sponsor to make any payment of principal or interest on any Unsecured Anthracite Notes when due, the Sponsor shall immediately notify the Buyer Agent of such failure and consult with the Buyer Agent and the other Secured Creditors prior to taking any action with respect thereto.

24.6 Modification of Purchased Assets. Without the prior written consent of the Buyer Agent, the Seller shall not amend, modify or otherwise agree to any amendment, change in, or grant any waiver or deliver any consent or approval with respect to, any Purchased Asset or Underlying Asset if the effect of such action would cause or is reasonably likely to cause a Monetary Credit Event or a material adverse effect in respect of such Purchased Asset or Underlying Asset.

24.7 No Dealing with Purchased Assets. The Seller shall not, except with the prior consent of the Buyer Agent:

(a) assign, transfer, sell, lease, exchange, convey, discount, dispose of or deal with any Property or asset, other than any Permitted Disposal;

(b) grant, create or permit to exist any Lien over (including the grant of security or trust over or the occurrence of execution or diligence in respect of) all or any of the benefit of any Property or asset other than the security granted over the Purchased Assets pursuant to the Transaction Documents and the Second Priority Collateral Documents; and

(c) permit the release of any Person from any obligation in respect of any Property or asset, except as contemplated by the loan documents with respect to such Person.

24.8 Advances and Payments. Provided that no Event of Default shall have occurred and be continuing at such time and upon delivery of prior written notice to the Buyer Agent, Seller shall, from time to time, have the right to draw an amount (each, a “Protective Cure Amount”) from the Lockbox Account to pay for, or otherwise reimburse itself for, any costs or expenses incurred by the Seller relating to the exercise of any cure rights related to, or in connection with entering into any modifications, waivers and/or consents with respect to, any defaulted or distressed Purchased Asset; provided, that the aggregate Protective Cure Amounts for any period shall not exceed the unused amount of the contingency reserve set forth in the Budget for such period.

24.9 Material Amendments to Secured Facilities. The Sponsor shall not, and shall not allow any Subsidiary to enter, or agree to enter into any amendment or modification to any Senior Secured Facility that relates to any Reserved Matter without the prior written consent of the Buyer Agent and each other Secured Creditor. Unless specifically agreed to by the Buyer Agent in writing, any other amendment or modification to a Senior Secured Facility will be incorporated automatically herein if such amendment or modification is (i) more restrictive with respect to the Sponsor, the Seller and/or their respective Affiliates or (ii) more favorable to the Buyer Agent or its Affiliates, in each case, than similar provisions contained herein.

24.10 Release of Collateral. No item of BOA Primary Collateral may be sold, transferred, assigned or otherwise disposed of without the prior written consent of the Buyer Agent unless (a) such asset is subject to a Permitted Disposal and (b) the Buyers shall have received a prepayment or payment in an amount no less than the Release Price for such item, minus any reasonable transaction costs.

24.11 Transfer of Released Assets. The Sponsor shall, or shall cause its applicable Subsidiary to, transfer all assets that are (i) not subject to a Permitted Disposal and (ii) released from a Secured Creditor’s Lien pursuant to the terms of the applicable Senior Secured Facility, to be (1) transferred to either SPE Holdco or AHR Ireland and (2) made subject to the terms of the Additional Collateral Documents and pledged as collateral security to the Collateral Agent for the benefit of the Secured Creditors. The Sponsor and its Subsidiaries agree to take such further action as may be necessary and desirable in furtherance of the foregoing.

24.12 Upon the effectiveness of any Permitted Refinancing Indebtedness, Sponsor and the Seller shall deliver to the Buyer Agent (i) certified copies of all material documents in respect of such Permitted Refinancing Indebtedness, (ii) evidence of any net interest payment reductions resulting from such Permitted Refinancing Indebtedness (such net interest payment reductions, “Net Interest Savings”), (iii) a calculation of the BlackRock Cash Fee based on such Net Interest Savings (if any) and (iv) a calculation of the applicable adjustment to the Budget with respect of such Net Interest Savings and BlackRock Cash Fee, in each case, in form and substance acceptable to the Buyer Agent in its sole discretion (items (i) through (iv) collectively, “Acceptable Adjustment Information”). Within ten (10) Business Days after receipt of Acceptable Adjustment Information, the Buyer Agent shall notify the Collateral Agent of (i) the BlackRock Cash Fee allowed to be paid pursuant to, and in accordance with, the Custodial and Account Control Agreement and (ii) the applicable adjustment to the Budget reducing the allocated interest payment amounts in respect of such Net Interest Savings and BlackRock Cash Fee.

24.13 Neither the Sponsor nor Seller, has, nor shall make, modify, amend or supplement any covenant to any other Person (i) that is more restrictive on Sponsor or Seller than those set forth in Sections 11, 12, 24, and/or (ii) that relate to the Sponsor’s or Seller’s assets, liabilities, income, net worth, liquidity, profitability and/or with respect to ratios relating to any of the foregoing and/or the occurrence of a material adverse effect; unless Sponsor has notified the Buyer Agent thereof and has executed an amendment to this Agreement in a form acceptable to Buyer Agent whereby Sponsor and the Seller have made the same (or substantially the same) covenant(s) (each, a “Restrictive Covenant”) to the Buyer Agent, which Restrictive Covenant(s) shall be in addition to (and not in lieu of) Sponsor’s and the Seller’s covenants and obligations under this Agreement. With respect to such amendment, Sponsor and the Seller shall also, at the request of the Buyer Agent, have delivered to the Buyer Agent an opinion of counsel to Sponsor and the Seller acceptable to the Buyer Agent in its sole discretion. Such amendment shall provide that: (x) Sponsor and the Seller shall promptly notify the Buyer Agent (together with evidence reasonably satisfactory to the Buyer Agent) if compliance with any of the Restrictive Covenants is waived by the beneficiary thereof, and, in such event, for so long as such waiver is in effect, a breach of such Restrictive Covenant shall not constitute a default under this Agreement (provided that none of the other covenants in this Section 6 are breached), and (y) prior to Sponsor or Seller entering into any modification, supplement or amendment of a Restrictive Covenant made in favor of any Person, Sponsor and the Seller shall have executed a further amendment to this Agreement in a form acceptable to the Buyer Agent whereby the applicable Restrictive Covenant shall be modified, supplemented or amended. With respect to such amendment, Sponsor and the Seller shall also, at the request of the Buyer Agent, have delivered to the Buyer Agent an opinion of counsel to Sponsor and the Seller acceptable to the Buyer Agent in its sole discretion.”

SECTION 14. Amendment to the Annex (Exhibits). The Existing Annex is hereby amended by (i) deleting Annex II in its entirety and inserting in lieu thereof a new Annex II attached hereto as Attachment A; (ii) inserting a new Exhibit X, attached hereto as Attachment B, (iii) inserting a new Exhibit XI, attached hereto as Attachment C, (iv) inserting a new Exhibit XII, attached hereto as Attachment D, (v) inserting a new Exhibit XIII, attached hereto as Attachment E, and (vi) inserting a new Exhibit XIV, attached hereto as Attachment F.

SECTION 15. Conditions Precedent. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which the following conditions precedent shall have been satisfied:

(a) the Buyer Agent shall have received:

(i) each document listed on Attachment G hereto (the “Restructuring Documents”), executed and delivered by a duly authorized signatory of each party thereto, in form and substance acceptable to the Buyer Agent in its sole discretion;

(ii) with respect to any loan constituting Additional Collateral, a copy of an irrevocable direction letter executed by the applicable Loan Party, to the underlying obligor or other applicable party making payments on such loan, instructing such Person to make all payments in respect of such loan to the Cash Management Account (as defined in the Custodial and Account Control Agreement), together with proof of delivery to such Person;

(iii) a certificate of each Loan Party, dated as of the Amendment Effective Date, with appropriate insertions and attachments, satisfactory in form and substance to the Buyer Agent, executed by a Responsible Officer of such Loan Party;

(iv) a copy of the resolutions, in form and substance satisfactory to the Buyer Agent, of the Board of Directors (or other correlative body) of each Loan Party authorizing (i) the execution, delivery and performance of this Agreement and each other Restructuring Document to which it is a party, and (ii) the granting by it of the Liens created pursuant to the Restructuring Documents, in each case, as applicable, certified by the Secretary or an Assistant Secretary of each Loan Party as of the Amendment Effective Date, which certification shall be in form and substance satisfactory to the Buyer Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded;

(v) a certificate of each Loan Party, dated the Amendment Effective Date, as to the incumbency and signature of the officers of such Loan Party executing this Amendment and any other Restructuring Document, shall be satisfactory in form and substance to the Buyer Agent, and shall be executed by an applicable Responsible Officer thereof;

(vi) true and complete copies of the organizational documents of each Loan Party, certified as of the Amendment Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party;

(vii) certificates (where such certificates are available) dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of each Loan Party (i) in the jurisdiction of its organization and (ii) in each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires it to qualify as a foreign Person;

(viii) for the account of the Buyer Agent, payment and reimbursement for all of the Buyer Agent’s costs and expenses incurred in connection with this Amendment, all prior amendments and modifications to the Repurchase Agreement, any other documents prepared in connection herewith and therewith and the transactions contemplated hereby and thereby, other than the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to the Buyer Agent and Buyers, which counsel fees and disbursements shall be paid in accordance with Section 24 hereof.

(ix) a copy of the Budget, in form and substance satisfactory to the Buyer in its sole discretion;

(x) the certificates representing the shares or other equity interests not already delivered to the Buyer and pledged pursuant to the Parent Pledge Agreement, if any, together with an undated stock power for each such stock certificate executed in blank by a duly authorized officer of the pledgor thereof or such certificate duly endorsed in blank for each such certificate evidencing a limited liability company interest. Each “Issuer” referred to in the Parent Pledge Agreement shall have delivered an acknowledgement and consent to such Parent Agreement, executed by a duly authorized officer of such Issuer, in substantially the form appended to such Parent Pledge Agreement;

(xi) evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Buyer Agent, desirable to perfect the Liens created by this Agreement shall have been completed;

(xii) the results of a recent search by a Person satisfactory to the Buyer Agent of the UCC, judgment and tax lien filings which may have been filed with respect to personal property of the Sponsor, and the results of such search shall be satisfactory to the Buyer Agent;

(xiii) legal opinions of outside counsel to the Loan Parties which shall cover such matters incident to the transactions contemplated by the Restructuring Documents as the Buyer Agent may reasonably require;

(xiv) any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of the Collateral Agent, for the benefit of the BOA Parties and any other applicable Secured Creditor, a perfected, second priority security interest in the BOA Secondary Collateral, subject to no Liens other than the first priority Lien in favor of the applicable Secured Creditor, for filing, registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such security interest;

(xv) copies certified by the applicable Loan Party, of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by such Loan Party of, and the validity and enforceability of, the Restructuring Documents, which consents, licenses and approvals shall be in full force and effect;

(xvi) a true, correct and complete summary of the corporate structure of the Sponsor and its Subsidiaries as of the date hereof, showing all corporate and contractual relationships (including, without limitation, any payments or distribution obligations) (1) among and between such Persons and (2) among such Persons and any BlackRock Entity, such summary to be certified as to its accuracy by a Responsible Officer of the Sponsor, and be in form and substance acceptable to the Buyer Agent in its sole discretion;

(b) a Buyer and the Seller shall have entered into a transaction pursuant to the Repurchase Agreement in respect of the Class G interest in respect of AHR 2006-1 HY3; and

(c) each of the representations and warranties made and restated by the Sponsor and the Seller pursuant to Section 16 of this Amendment shall be true and complete in all material respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all material respects as of such other date).

SECTION 16. Representations and Warranties. On and as of the date first above written, each of the Sponsor and the Seller hereby represents and warrants to the Buyer Agent that (a) it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, (b) the Loan Parties have received all consents, licenses, and approvals, if any, required in connection with the execution, delivery and performance by the Loan Parties of, and the validity and enforceability of, the Restructuring Documents, which consents, licenses and approvals shall be in full force and effect, (c) after giving effect to the Restructuring Documents, no Default or Event of Default (as such term is defined in the applicable Senior Secured Facility) under any Senior Secured Facility has occurred and is continuing, and (d) after giving effect to this Amendment, the representations and warranties contained in Section 10 of the Repurchase Agreement are true and correct in all material respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all material respects as of such other date).

SECTION 17. General Release. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Sponsor and the Seller, for: (i) itself, (ii) any Affiliate thereof, and (iii) the respective partners, officers, directors, shareholders, successors and assigns of all of the foregoing persons and entities,

(a) hereby releases and forever discharges each of the BOA Parties and each of its respective subsidiaries, affiliates (excluding any Affiliate of Anthracite), its past, present and future officers, directors, agents, employees, partners, managers, shareholders, servants, attorneys and representatives, as well as their, successors, assigns, their respective heirs, legal representatives, legatees, predecessors-in-interest, successors and assigns, of and from any and all actions, claims, demands, damages, debts, suits, contracts, agreements, losses, liabilities, indebtedness, causes of action either at law or in equity, obligations of whatever kind or nature, accounts, defenses, and offsets against liabilities and obligations, whether known or unknown, direct or indirect, new or existing, by reason of any matter, cause or thing whatsoever occurring on or prior to the date hereof arising out of or relating to any matter or thing whatever, including without limitation, such claims and defenses as fraud, misrepresentation, breach of duty, mistake, duress, usury, claims pertaining to so-called “lender liability,” and claims pertaining to creditor’s rights, which such party ever had, now has, or might hereafter have against the other, jointly or severally, for or by reason of any matter, act, omission, cause or thing whatsoever occurring, on or prior to the date of this Amendment, that is related to, in whole or in part, directly or indirectly, the Credit Agreement, the Loan Documents, this Amendment, the Repurchase Agreement and the Transaction Documents; and

(b) warrants, represents and acknowledges that it has no defenses to the payment of, nor any right to set off against, all or any of the Obligations set forth in the Loan Documents, any obligation set forth in the Repurchase Agreement or the Transaction Documents, nor any counterclaims or other rights of action against any BOA Party of any kind whatsoever, including, without limitation, any right to contest any of the following: the enforceability, applicability or validity of any provisions of the Loan Documents and the Transaction Documents, the existence, validity, enforceability, or perfection of any security interest or mortgage in favor of any BOA Party the conduct of Buyer Agent or the Buyers in administering the Transaction Documents and any legal fees and expenses incurred by any BOA Party under the Credit Agreement, the other Loan Documents or this Amendment, the Repurchase Agreement or the other Transaction Documents.

SECTION 18. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms; provided, however, that upon the Amendment Effective Date, all references in the Repurchase Agreement to the “Transaction Documents” shall be deemed to include, in any event, this Amendment. Each reference to Repurchase Agreement in any of the Loan Documents or in any Transaction Document shall be deemed to be a reference to the Repurchase Agreement as amended hereby.

SECTION 19. Override Provision. Notwithstanding any provision in either the Repurchase Agreement or any Transaction Document to the contrary, which are hereby pro tanto superseded and modified or replaced mutatis mutandis to the extent of any inconsistency, the provisions in this Amendment shall apply from and after the date hereof.

SECTION 20. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 21. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 22. Covenant. Each of the Sponsor and the Seller hereby covenants and agrees, on a joint and several basis, to pay promptly, following receipt of an invoice therefor, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to the BOA Parties, incurred by the BOA Parties in connection with this Amendment, any amendment to the Repurchase Agreement entered into on the date hereof, all prior amendments and modifications to the Repurchase Agreement and the Credit Agreement, any other documents prepared in connection herewith and therewith and the transactions contemplated hereby and thereby; provided that if such invoiced amounts are not paid in full within two (2) Business Days of the date of receipt of the applicable invoice by the Sponsor, each of the Sponsor and the Seller, as applicable, hereby acknowledges and agrees that (a) with respect to the Cash Management Account established in connection with the Repurchase Agreement, the Account Bank shall apply (at the direction of the Buyer Agent) all Income received by the Account Bank in respect of the Purchased Assets and the associated Hedging Agreements on the Business Day next following the Business Day on which such Income is deposited in the Cash Management Account to the payment of such invoiced but unpaid amounts until such amounts are paid in full, and (b) with respect to the Concentration Accounts established in connection with the Credit Agreement, the Lender shall be entitled to direct the Bank to pay such invoiced but unpaid amounts directly to the applicable counsel to the BOA Parties from the funds on deposit in the Concentration Accounts until all such invoiced but unpaid amounts are paid in full. All terms used in this Section 22 and not otherwise defined in this Amendment, shall have the meaning set forth in the Credit Agreement.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

ANTHRACITE CAPITAL, INC., as Sponsor

By:	/s/ Paul Horowitz
Name:	Paul Horowitz
Title:	VP

AHR CAPITAL BOFA FUNDING LLC, as Seller

By:	/s/ Paul Horowitz
Name:	Paul Horowitz
Title:	Director

[SIGNATURE PAGE TO AMENDMENT TO REPURCHASE AGREEMENT]

BANK OF AMERICA, N.A., as Buyer Agent and Buyer

By:	/s/ JEFFREY B. HOYLE
Name:	JEFFREY B. HOYLE
Title:	Managing Director

[SIGNATURE PAGE TO AMENDMENT TO REPURCHASE AGREEMENT]

BANC OF AMERICA MORTGAGE CAPITAL CORPORATION, as Buyer

By:	/s/ JEFFREY B. HOYLE
Name:	JEFFREY B. HOYLE
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT TO REPURCHASE AGREEMENT]

Attachment A

Annex II

ADDRESSED FOR NOTICES

Seller:

Anthracite Parties

Anthracite Capital BofA LLC

c/o BlackRock Financial Management, Inc.

40 East Fifty-Second Street

New York, New York 10022

with a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attn: David Stewart

Fax: (212) 751-4864

Buyers:

Bank of America, N.A.

Hearst Tower, 20th Floor

Mail Code: NC1-027-20-03

214 North Tryon Street

Charlotte, North Carolina 28555

Attention: Jeffrey Hoyle

Facsimile Number: (704) 602-3732

Telephone: (980) 388-4385

with a copy to:

Bank of America, N.A.

101 South Tryon Street

Mail Code: NC1-002-29-01

Charlotte, NC 28255

Attention: Paul Kurzeja

Facsimile Number: (704) 409-0267

Telephone: (980) 386-8509

Attachment A

Attachment B

Exhibit X

UNSECURED ANTHRACITE NOTES

1.	11.75% Senior Notes issued August 2007

2.	Variable Rate Senior Unsecured Notes issued May 2007

3.	Variable Rate Senior Unsecured Notes issued June 2007

4.	7.20% Senior Unsecured Notes issued October 2006

5.	7.22% Senior Unsecured Notes issued October 2006

6.	Variable Rate Junior Subordinated Notes €20 MM issued April 2007

7.	Variable Rate Junior Subordinated Notes €30 MM issued April 2007

8.	Variable Rate Junior Subordinated Notes issued January 2006

9.	Variable Rate Junior Subordinated Notes issued September 2005

10.	Variable Rate Junior Subordinated Notes issued March 2006

11.	Preferred Securities and Common Securities issued by Anthracite Capital Trust II

12.	Preferred Securities and Common Securities issued by Anthracite Capital Trust I

13.	Preferred Securities and Common Securities issued by Anthracite Capital Trust III

14.	9.375% Series C Cumulative Redeemable Preferred Stock

15.	8.25% Series D Cumulative Redeemable Preferred Stock

16.	12% Series E-1 Cumulative Convertible Redeemable Preferred Stock

17.	12% Series E-2 Cumulative Convertible Redeemable Preferred Stock

Attachment B

Attachment C

Exhibit XI

Quarterly Paydown Targets

Cumulative Quarterly Paydown Targets (based on 75% of projected cash flow)	BofA Amortization Targets
September 30, 2009	$8,301,000

December 31, 2009	$13,370,000

March 31, 2009	$18,439,000

June 30, 2009	$23,508,000

September 30, 2010	$28,577,000

Attachment C

Attachment D

Exhibit XII

EXISTING INDEBTEDNESS

1.	11.75% Senior Notes issued August 2007

2.	Variable Rate Senior Unsecured Notes issued May 2007

3.	Variable Rate Senior Unsecured Notes issued June 2007

4.	7.20% Senior Unsecured Notes issued October 2006

5.	7.22% Senior Unsecured Notes issued October 2006

6.	Variable Rate Junior Subordinated Notes €20 MM issued April 2007

7.	Variable Rate Junior Subordinated Notes €30 MM issued April 2007

8.	Variable Rate Junior Subordinated Notes issued January 2006

9.	Variable Rate Junior Subordinated Notes issued September 2005

10.	Variable Rate Junior Subordinated Notes issued March 2006

11.	Preferred Securities and Common Securities issued by Anthracite Capital Trust II

12.	Preferred Securities and Common Securities issued by Anthracite Capital Trust I

13.	Preferred Securities and Common Securities issued by Anthracite Capital Trust III

14.	9.375% Series C Cumulative Redeemable Preferred Stock

15.	8.25% Series D Cumulative Redeemable Preferred Stock

16.	12% Series E-1 Cumulative Convertible Redeemable Preferred Stock

17.	12% Series E-2 Cumulative Convertible Redeemable Preferred Stock

Attachment D

Attachment E

Exhibit XIII

Monthly Reporting

Included in the monthly reports to be provided to the Buyer Agent pursuant to Section 24.4.1, each such report shall specify:

1)	details in relation to all payments credited to the Concentration Accounts or the Cash Management Account (as defined in the Repurchase Agreement) during that Collection Period:

a)	the amount of such payment;

b)	the currency of such payment;

c)	the amount of accrued interest in respect of such payment;

d)	the Concentration Account into which such payment was made;

e)	if the payment relates to an Eligible Asset or Purchased Asset, the Eligible Asset or Purchased Asset to which such payment relates;

f)	if the payment does not relate to an Eligible Asset or Purchased Asset, the details of what the payment relates to;

2)	a report on principal, interest and other amounts received by AHR Capital Limited and Anthracite Secured Interest LLC for the most recently completed monthly period and a report on amounts paid under the Custodial and Account Control Agreement on the last Remittance Date;

3)	detailing for each Eligible Asset and Purchased Asset, on an asset by asset basis, the principal outstanding balance of that Eligible Asset or Purchased Asset;

4)	attaching reports relating to the Property underlying the Primary Interests and Additional Collateral as the relevant Anthracite Party or Subsidiary thereof may have received or is otherwise entitled to receive from a servicer or the applicable underlying obligor; and

5)	detailing delinquencies and losses under the Primary Interests and Additional Collateral.

Attachment E

Attachment F

EXHIBIT X

to Repurchase Agreement

FORM OF RELEASE

[            ], 20

Bank of America, N.A.

Hearst Tower, 20th Floor

Mail Code: NC1-027-20-03

214 North Tryon Street

Charlotte, North Carolina 28555

Attention: Jeffrey Hoyle

Facsimile Number: (704) 602-3732

Telephone: (980) 388-4385

Re:	Release of Collateral

Ladies and Gentlemen:

Reference is made to (i) that certain Master Repurchase Agreement, dated as of July 20, 2007 (the “Repurchase Agreement”), between Anthracite Capital BofA Funding LLC, as seller (the “Seller”), Bank of America, N.A. (“BANA”), as buyer agent (in such capacity, the “Buyer Agent”) and a buyer, and Banc of America Mortgage Capital Corporation, as a buyer (together with BANA in its capacity as a buyer, the “Buyers”) and (ii) that certain Credit Agreement, dated as of March 17, 2006 (the “Credit Agreement”), between AHR Capital BofA Limited, as a borrower (the “Borrower”), each borrower from time to time party thereto, Anthracite Capital, Inc., as borrower agent (the “Borrower Agent”) and Bank of America, N.A. as lender (the “Lender”). Unless otherwise specified, capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Repurchase Agreement.

In accordance with Section 3.6(a) of the Repurchase Agreement, the Seller intends to pay in full in cash the Release Price in respect of that certain Purchased Asset consisting of [                    ] (the “Designated Purchased Asset”), pursuant to the terms of the Repurchase Agreement.

In connection with the foregoing, the Seller hereby requests that each Buyer, the Buyer Agent and the Lender and, by its execution of this letter agreement, each Buyer, the Buyer Agent and the Lender hereby agrees to, subject to payment by the Seller of the Release Price of the Designated Purchased Asset, release of its rights, title and interest in and to the Designated Purchased Asset.

[SIGNATURE PAGE FOLLOWS]

Attachment F

This letter agreement shall be governed by and construed in accordance with the law of the State of New York. Please confirm your agreement to the terms of this letter agreement by executing both copies of this letter agreement delivered to you and returning one fully signed copy to the undersigned, at the address provided in the Repurchase Agreement.

Very truly yours,

ANTHRACITE CAPITAL BOFA FUNDING LLC, as Seller

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

BANK OF AMERICA, N.A., as Buyer Agent, as a Buyer and Lender

By:
Name:
Title:

BANC OF AMERICA MORTGAGE CAPITAL CORPORATION, as a Buyer

By:
Name:
Title:

Attachment F

Attachment G

BOA Restructuring Documents

(1) The Omnibus Amendment to the Credit Agreement and Custodial and Payment Application Agreement, dated as of the date hereof, among the Borrower, the Borrower Agent, the Lender and the Custodian;

(2) the Second Amended and Restated Parent Guaranty, dated as of the date hereof, made by Anthracite in favor of the Lender;

(3) the Second Amended and Restated Parent Pledge Agreement, dated as of the date hereof, made by Anthracite in favor of the BOA Parties;

(4) the Amended and Restated Borrower Security Agreement Reaffirmation Agreement, dated as of the date hereof, made by the Borrower in favor of the BOA Parties;

(5) the Affiliate Security Agreement Amendment and Reaffirmation Agreement, dated as of the date hereof, made by the Seller in favor of the Lender;

(6) the Parent Security Agreement, dated on or about the date hereof, made by Anthracite in favor of the BOA Parties;

(7) the Amendment to the Master Repurchase Agreement, dated as of May 15, 2009, among the Buyers, the Buyer Agent and the Seller;

(8) the Second Amended and Restated Guaranty, dated as of the date hereof, made by Anthracite in favor of the Buyers and Buyer Agent;

(9) the First Deed of Charge and Assignment Second Supplemental Deed, dated as of the date hereof, made by Borrower in favor of the Collateral Agent, for the benefit of the BOA Parties; and

(10) the Notice to Custodian (Repo), dated as of the date hereof, from Anthracite and BANA to Wells Fargo, as custodian under the Repurchase Agreement;

(11) the Amendment to Collateral Account Control Agreement, dated on or about the date hereof, among the Borrower, the Lender and Bank of America, N.A., as custodian; and

(12) the Amendment to Eligible Assets Account Control Agreement, dated on or about the date hereof, among the Borrower, the Lender and Bank of America, N.A., as custodian.

Attachment G

DB Restructuring Documents

(1) Amendment No. 4 to the DB Repurchase Agreement, dated as of the date hereof, among the AHR-DB Seller and Deutsche Bank;

(2) Amendment No. 3 to the Guaranty, dated as of the date hereof, among the AHR-DB Seller and Deutsche Bank;

(3) the Seller Security Agreement, dated as the date hereof, made by the AHR-DB Seller in favor of Deutsche Bank;

(4) the Parent Pledge Agreement, dated as of the date hereof, made by the Seller in favor of Deutsche Bank;

(5) the Irish Share Charge, dated on or about the date hereof, made by Anthracite in favor of Deutsche Bank; and

(6) the Irish Debenture, dated on or about the date hereof, made by the AHR-DB Irish Seller in favor of Deutsche Bank.

Attachment G

MS Restructuring Documents

(1) The Fourth Amended and Restated Facility Agreement, dated as of the date hereof, among the AHR-MS Borrower and Morgan Stanley;

(2) the Amendment Deed, dated as of the date hereof, among the AHR-MS Borrower and Morgan Stanley;

(3) the Second Amended and Restated Guaranty, dated as of the date hereof, made by the AHR-MS Borrower to Morgan Stanley;

(4) the Amendment to the Debenture, dated as of the date hereof, among the AHR-MS Borrower and Morgan Stanley; and

(5) the Parent Pledge Agreement, dated as of the date hereof, made by Anthracite in favor of Morgan Stanley.

Attachment G

Second Lien Restructuring Documents

(1) the Second Priority Pledge and Security Agreement, dated on or about the date hereof, made by AHR-MS Borrower in favor of the Collateral Agent, for the benefit of BOA Parties and Deutsche Bank;

(2) the Second Priority Collection Account Control Agreement, dated on or about the date hereof, made by AHR-MS Borrower in favor of the Collateral Agent, for the benefit of BOA Parties and Deutsche Bank;

(3) the Second Ranking Debenture, dated on or about the date hereof, made by the AHR-MS Borrower in favor of the Collateral Agent, for the benefit of the BOA Parties and Deutsche Bank;

(4) the Second Priority Parent Pledge Agreement, dated on or about the date hereof, made by Anthracite in favor of the Collateral Agent, for the benefit of the BOA Parties and Deutsche Bank;

(5) the Second Priority Seller Security Agreement, dated on or about the date hereof, made by the AHR-DB Seller in favor of the Collateral Agent, for the benefit of the BOA Parties and Morgan Stanley;

(6) the Second Priority Parent Pledge Agreement, dated on or about the date hereof, made by Anthracite in favor of the Collateral Agent, for the benefit of the BOA Parties and Morgan Stanley;

(7) the Second Priority Affiliate Security Agreement, dated on or about the date hereof, made by the Seller in favor of the Collateral Agent, for the benefit of Morgan Stanley and Deutsche Bank;

(8) the Second Priority Borrower Security Agreement, dated on or about the date hereof, made by the Borrower in favor of the Collateral Agent, for the benefit of Morgan Stanley and Deutsche Bank;

(9) the Second Priority Parent Pledge Agreement, dated on or about the date hereof, made by Anthracite in favor of the Collateral Agent, for the benefit of Morgan Stanley and Deutsche Bank;

(10) the Second Deed of Charge and Assignment, dated on or about the date hereof, made by Borrower in favor of the Collateral Agent, for the benefit of Morgan Stanley and Deutsche Bank;

(11) the Second Priority Share Charge, dated on or about the date hereof, made by Anthracite in favor of the Collateral Agent, for the benefit of Morgan Stanley and Deutsche Bank;

(12) the Second Priority Irish Debenture, dated on or about the date hereof, made by Borrower in favor of the Collateral Agent, for the benefit of Morgan Stanley and Deutsche Bank;

(13) the Second Priority Collection Account Control Agreement, dated on or about the date hereof, among Bank of America, N.A., as custodian, the Borrower and the Collateral Agent, for the benefit of Morgan Stanley and Deutsche Bank;

Attachment G

(14) the Second Priority Eligible Assets Account Control Agreement, dated on or about the date hereof, among Bank of America, N.A., as custodian, the Borrower and the Collateral Agent, for the benefit of Morgan Stanley and Deutsche Bank;

(15) the Second Priority Parent Security Agreement, dated on or about the date hereof, made by Anthracite in favor of the Collateral Agent, for the benefit of Morgan Stanley and Deutsche Bank;

(16) the Second Priority Irish Share Charge, dated on or about the date hereof, made by the Anthracite in favor of the Collateral Agent, for the benefit of the BOA Parties and Deutsche Bank;

(17) the Second Priority Irish Share Charge, dated on or about the date hereof, made by Anthracite in favor of the Collateral Agent, for the benefit of the BOA Parties and Morgan Stanley; and

(18) the Second Priority Irish Debenture, dated on or about the date hereof, made by the AHR-DB Irish Seller in favor of the BOA Parties and Morgan Stanley.

Attachment G

Common Restructuring Documents

(1) The Custodial and Account Control Agreement, dated as of the date hereof, among the Loan Parties, the Secured Creditors and the Collateral Agent;

(2) The Intercreditor Agreement, dated as of the date hereof, among the Loan Parties, the Secured Creditors and the Collateral Agent;

(3) the Collateral Agency Agreement, dated as of the date hereof, among the Loan Parties, the Secured Creditors and the Collateral Agent;

(4) the Equity Pledge and Security Agreement, dated as of the date hereof, made by Anthracite to the Collateral Agent, for the benefit of the Secured Creditors, in respect of AHR Ireland;

(5) the Equity Pledge and Security Agreement, dated as of the date hereof, made by Anthracite to the Collateral Agent, for the benefit of the Secured Creditors, in respect of SPE Holdco;

(6) the Pledge and Security Agreement, dated as of the date hereof, made by SPE Holdco in favor of the Collateral Agent, for the benefit of the Secured Creditors;

(7) the Irish Share Charge, dated as of the date hereof, made by Anthracite in favor of the Collateral Agent, for the benefit of the Secured Creditors;

(8) the BOA Post-Closing Letter, dated as of the date hereof, among the Loan Parties and the BOA Parties;

(9) the DB Post-Closing Letter, dated as of the date hereof, among the Loan Parties and Deutsche Bank; and

(10) the MS Post-Closing Letter, dated as of the date hereof, among the Loan Parties and Morgan Stanley.

Attachment G